Exhibit 10.1

AGREEMENT AND WAIVER

This AGREEMENT AND WAIVER (this “Agreement”), dated as of January 28, 2022, is entered into by and among GreenBox POS, a Nevada corporation (the “Company”), and the investor signatory below (the “Holder”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement (as defined below).

RECITALS

A.         The Company and the Holder are parties to the Securities Purchase Agreement, dated as of November 5, 2021 (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company a 8% Senior Convertible Notes Due 2023 (the “Original Note”), with such outstanding principal as of the date hereof as set forth on the signature page of the Holder attached hereto.

B.         The Company desires that (i) the Holder waive, in part, Section 3(e)(i)(1) of the Original Note such that the 90 Day Eligibility Date (as defined in the Original Note) shall be extended from February 3, 2022 until May 2, 2022 (the “Alternate Conversion Holder Partial Waiver”), and (ii) to acquire, for cancellation (the “Repurchase and Cancellation”), $6 million in aggregate principal amount of the Original Note (the “Repurchase Note”).

C.          The Holder is willing to sell the Repurchase Note to the Company and effect the Alternate Conversion Holder Partial Waiver if (i) the Company effects the Repurchase and Cancellation for a purchase price of $6,900,000 plus all accrued and unpaid interest on the Repurchase Note through the time of the consummation of the Repurchase and Cancellation (e.g., if paid on January 28, 2022, accrued and unpaid interest of $33,333.33, with an additional $1,333.33 per day thereafter) (the “Repurchase Price”), (ii) pursuant to Section 7(g) of the Original Note, the Company reduces the Conversion Price (as defined in the Original Note) of the Original Note from $15.00 to $12.00 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the “Conversion Price Reduction”) and (iii) if at any time on or after February 7, 2022, the Common Stock of the Company trades $5 million or more on any Trading Day (each, an “Alternate Conversion Company Waiver Measuring Date”), the Company shall automatically be deemed to have waived (each, an “Alternate Conversion Company Partial Waiver”) any prohibition on Alternate Conversions (as defined in the Original Note) by the Holder for such period commencing on such Alternate Conversion Company Waiver Measuring Date and ending at 7:00 p.m. ET on the immediately following Trading Day; provided, that the aggregate Conversion Amounts (as defined in the Original Note) of all such Alternate Conversions in such period does not exceed the lesser of (x) 50% of the aggregate dollar amount of Common Stock traded on such Alternate Conversion Company Waiver Measuring Date or (y) $5 million in the aggregate during the period commencing on the date hereof through, but not including, May 2, 2022.

TERMS OF AGREEMENT

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Repurchase. On the date hereof, the Company shall repurchase, and the Holder shall sell, the Repurchase Note for a cash payment on or prior to the date hereof by the Company to the Holder of the Repurchase Price, to be paid in U.S. dollars and immediately available funds in accordance with the wire instructions of the Holder attached hereto as Schedule I. On or prior to the date hereof, the Company shall have delivered to the Trustee, in its capacity as custodian for the Original Note, a replacement 8% Senior Convertible Notes Due 2023 with an aggregate principal amount as set forth on the signature page of the Holder attached hereto (the “Remaining Note”), representing such portion of the Original Note that was not repurchased by the Company in the Repurchase and Cancellation. Effective upon the Holder’s (or its designee’s) receipt of the Repurchase Price, the Repurchase Note shall automatically be cancelled and shall have no further force and effect. For the avoidance of doubt, the Repurchase Note shall not be entitled to a pro rata allocation of any reserved shares or other rights pursuant to the terms of the Original Note.

2.    Waivers. Effective as of the Waiver Effective Time, the Alternate Conversion Holder Partial Waiver and the Alternate Conversion Company Partial Waiver shall occur.

3.    Conversion Price Reduction. As of the date hereof, the Conversion Price Reduction shall occur.

4.    Representations and Warranties.

(a)         Company Bring Down. Except as set forth on Schedule 4(a) attached hereto, the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement.

(b)         Holder Bring Down. The Holder hereby makes the representations and warranties to the Company as set forth in the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and as of the Effective Time as set forth in their entirety in this Amendment, mutatis mutandis. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Effective Time, and references to “the date hereof” being deemed references to the date of this Agreement. Holder has good and valid title to the Repurchase Note free and clear of any lien, mortgage, security interest, pledge, charge or encumbrance of any kind (other than with respect to a bona fide margin account in the ordinary course of business).

5.    Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching this Agreement as exhibits to such filing (excluding schedules, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

6.    Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $15,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

7.    Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, waiver or exchange of any warrant to purchase Common Stock (or other similar instrument), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 7 shall apply similarly and equally to each Settlement Document.

8.    Effective Time. Except as otherwise set forth in this Section 8, this Agreement shall be effective (the “Effective Time”) upon the later of (a) the time of due execution and delivery by the Company and the Holder of this Agreement, (b) the time of due execution and delivery to the Holder of the Stockholder Consent (as defined in the Securities Purchase Agreement) by the required stockholders of the Company in accordance with Section 4(z) of the Securities Purchase Agreement, (c) the time of payment of the Legal Fee Amount to Kelley Drye & Warren LLP (c) the time of payment by the Company to the Holder of the Repurchase Price. The Alternate Conversion Holder Partial Waiver and the Alternate Conversion Company Partial Waiver shall be effective (the “Waiver Effective Time”) upon the later of (a) the Effective Time and (b) the time of filing with the SEC of the information statement with respect to the Stockholder Consent as required in accordance with Section 4(z) of the Securities Purchase Agreement.

9.    Ratification. Except as otherwise expressly provided herein, the Transaction Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

10.    Miscellaneous. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement and Waiver to be duly executed as of the date first written above.

GREENBOX POS

By:

Name:

Title:

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement and Waiver to be duly executed as of the date first written above.

INVESTOR

By:

Name:

Title:

Outstanding Principal Amount of Original Note

$100,000,000

Outstanding Principal Amount of Repurchase Note

$6,000,000

Repurchase Price

$6,900,000 plus any accrued and unpaid interest on Repurchase Note

Outstanding Principal Amount of Remaining Note

$94,000,000